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October 8, 1997



The Sierra Variable Trust
9301 Corbin Avenue
Northridge, California  91324

Re:    Shares of Beneficial Interest of the The Sierra Variable Trust
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 (File Nos. 33-57732 and 811-07462)
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Dear Ladies and Gentlemen:

The Sierra Variable Trust (the "Trust") is a business trust organized under the laws of the Commonwealth of Massachusetts with its principal executive offices in Northridge, California. The Trust is an open-end management investment company with diversified and nondiversified series registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"). We refer to the Registration Statement on Form N-14 (SEC File No. 33-57732) (the "Registration Statement") of the Trust relating to the registration of shares of beneficial interest of the Trust's Short Term High Quality Bond Fund (the "Shares").

We have been requested by the Trust to furnish this opinion as Exhibit 11 to the Registration Statement.

We have examined such records, documents, instruments, certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

   The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action and, upon delivery thereof and payment therefor in accordance with the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable by the Trust.

This opinion is intended only for your use in connection with the offering of Shares and may not be relied upon by any other person.

We hereby consent to the inclusion of this opinion as an exhibit to the Trust's Registration Statement to be filed with the Securities and Exchange Commission.
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Very truly yours,

/s/ Morgan, Lewis & Bockius LLP